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                                                                   EXHIBIT 99.2

        The following table presents certain selected financial information for Regions. The data for Regions has been restated to give effect to the combination with First National Bancorp consummated on March 1, 1996, which was accounted for as a pooling of interests. The data should be read in conjunction with the financial statements, related notes, and other financial information concerning Regions.


                                                           At or for the Years Ended December 31,
                                                           --------------------------------------
                                                 1995         1994          1993          1992         1991
                                                 ----         ----          ----          ----         ----

INCOME STATEMENT DATA:                            (Amounts in thousands except per share data and ratios)
     TOTAL INTEREST INCOME...........         $1,259,600     $991,693      $746,544      $737,094    $778,848
     TOTAL INTEREST EXPENSE..........            635,336      436,157       296,195       324,420     428,083
                                              ----------     --------      --------      --------    --------
     NET INTEREST INCOME.............            624,264      555,536       450,349       412,674     350,765
     PROVISION FOR LOAN LOSSES.......             30,271       20,580        24,695        39,367      34,879
                                              ----------     --------      --------      --------    --------
     NET INTEREST INCOME AFTER
        LOAN LOSS PROVISION..........            593,993      534,956       425,654       373,307     315,886
     TOTAL NON-INTEREST INCOME
        EXCLUDING SECURITY GAINS
        (LOSSES).....................            187,830      171,705       169,318       148,007     129,232
     SECURITY GAINS (LOSSES).........               (424)         344           831         2,353         (89)
     TOTAL NON-INTEREST EXPENSE......            487,461      442,376       383,130       343,279     302,795
     INCOME TAX EXPENSE..............             96,109       84,109        66,169        56,405      41,502
                                              ----------     --------      --------      --------    --------
     NET INCOME......................         $  197,829     $180,520      $146,504      $123,983    $100,732
                                              ===============================================================

PER SHARE :
     NET INCOME......................         $     3.21     $   3.10      $   2.81      $   2.42    $   2.01
     CASH DIVIDEND...................         $     1.32     $   1.20      $   1.04      $   0.91    $   0.87
     BOOK VALUE......................         $    23.38     $  21.26      $  19.85      $  17.13    $  15.47

OTHER INFORMATION:
     AVERAGE NUMBER OF SHARES
       OUTSTANDING...................             61,670       58,206        52,153        51,192      50,192

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

                                                                  At or for the Years Ended December 31,
                                                     -------------------------------------------------------------
PERIOD-END STATEMENT OF CONDITION DATA:              1995           1994        1993           1992           1991
                                                     ----           ----        ----           ----           ----
     TOTAL ASSETS....................            $16,851,774     $15,810,076  $13,163,161   $10,457,676     $9,188,048
     SECURITIES......................              3,863,781       3,346,291    2,993,417     2,255,732      2,076,199
     LOANS,NET OF UNEARNED INCOME....             11,542,311      10,855,195    8,430,931     6,657,557      5,726,818
     TOTAL DEPOSITS..................             13,497,612      12,575,593   11,025,376     8,923,801      8,047,731
     LONG-TERM DEBT..................                632,019         599,476      525,820       151,460         24,461
     STOCKHOLDERS' EQUITY............              1,429,253       1,286,322    1,106,361       886,116        779,002

PERFORMANCE RATIOS:

     RETURN ON AVERAGE ASSETS........                   1.21%           1.27%        1.38%         1.29%          1.15%
     RETURN ON AVERAGE
      STOCKHOLDERS' EQUITY...........                  14.29           15.26        15.76         15.04          13.58
     NET INTEREST MARGIN.............                   4.21            4.37         4.77          4.85           4.58
     EFFICIENCY...................(d)                  58.79           59.44        60.23         59.62          60.92
     DIVIDEND PAYOUT.................                  41.12           38.71        37.01         37.60          43.28

ASSSET QUALITY RATIOS:

     NET CHARGE OFFS TO AVERAGE
      LOANS,NET OF UNEARNED INCOME                      0.17            0.19         0.23          0.36           0.45
     PROBLEM ASSETS TO NET LOANS
      AND OTHER REAL ESTATE.......(a)                   0.59            0.75         1.12          1.29           1.62
     NON-PERFORMING ASSETS TO NET
      LOANS AND OTHER REAL ESTATE.(b)                   0.68            0.80         1.28          1.39           1.74
     ALLOWANCE FOR LOAN LOSSES TO
      LOANS,NET OF UNEARNED INCOME...                   1.38            1.32         1.48          1.51           1.34
     ALLOWANCE TO NONPERFORMING
      ASSETS......................(b)                 202.55          164.48       115.88        107.97          76.76

LIQUIDITY AND CAPITAL RATIOS:

     AVERAGE STOCKHOLDERS' EQUITY
      TO AVERAGE ASSETS..............                   8.44            8.35         8.76          8.60           8.49
     AVERAGE LOANS TO AVERAGE
      DEPOSITS.......................                  86.12           79.90        76.41         71.59          72.34
     TIER 1 risk-based capital....(c)                  11.14           10.69        11.13         11.68          11.85
     TOTAL risk based capital.....(c)                  14.61           14.29        13.48         14.44          13.19
     LEVERAGE ....................(c)                   7.49            8.21        10.11          8.44           8.40

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NOTES:

    (a): Problem assets include loans on a nonaccrual basis, restructured loans and foreclosed properties.
    (b): Non-performing assets include loans on a nonaccrual basis, restructured loans, loans 90 days or more past due, and foreclosed properties.
    (c): The required minimum Tier 1 and total capital ratios are 4% and 8%, respectively. The minimum leverage ratio of Tier 1 capital to total assets is 3% to 5%, depending on the risk profile of the institution and other factors. The ratios have not been restated to reflect the combination of First National with Regions, accounted for as a pooling of interests.
    (d): Noninterest expense divided by the sum of net interest income(tax equivalent) and noninterest income net of gains (losses) from security transactions.